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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and "Summary Historical Financial Information" and "Selected Historical Consolidated Financial Information of Holdings" and to the use of our report dated February 23, 1996, except for Note O, as to which the date is March 28, 1996, with respect to the financial statements of MWC Holdings, Inc. included in the Registration Statement (Form S-3, No. 333-03813) and the related Prospectus of Hayes Wheels International, Inc. for the registration of $250,000,000 Senior Subordinated Notes.


                                          Ernst & Young LLP

Detroit, Michigan

June 26, 1996